Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                           For the Month of June 1999
                      Distribution Date of July 15, 1999
                           Servicer Certificate #21

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $237,160,920.52
Beginning Pool Factor                                           0.4743272

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $13,049,564.48
     Interest Collected                                     $1,911,999.82

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $483,272.01
Total Additional Deposits                                     $483,272.01

Repos / Chargeoffs                                            $619,513.55
Aggregate Number of Notes Charged Off                                 139

Total Available Funds                                      $15,308,399.37

Ending Pool Balance                                       $223,628,279.43
Ending Pool Factor                                              0.4472616

Servicing Fee                                                 $197,634.10

Repayment of Servicer Advances                                $136,436.94

Reserve Account:
     Beginning Balance  (see Memo Item)                    $12,840,881.26
     Target Percentage                                               5.25%
     Target Balance                                        $11,740,484.67
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                   ($1,100,396.59)
     Ending Balance                                        $11,740,484.67

Current Weighted Average APR:                                       9.726%
Current Weighted Average Remaining Term (months):                   32.97

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $2,139,696.65      1,278
                                31 - 60 days            $517,669.22        371
                                60+  days               $167,005.02         75

     Total:                                           $2,824,370.89      1,287

     Balances:                  60+  days             $2,228,302.26         75

Memo Item - Reserve Account
     Prior Month                                     $12,450,948.33
+    Invest. Income                                      $50,290.23
+    Excess Serv.                                       $339,642.70
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $12,840,881.26

Exhibit 20.5
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of June 1999

                                                                                      NOTES
                                                   (Money Market)
                                    TOTAL          CLASS A - 1       CLASS A - 2    CLASS A - 3      CLASS A - 4    CLASS B NOTES
                                $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%           0.00%           96.50%            0.00%           3.50%
     Coupon                                                5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance          $237,160,920.52
Ending Pool Balance             $223,628,279.43

Collected Principal              $12,913,127.54
Collected Interest                $1,911,999.82
Charge - Offs                       $619,513.55
Liquidation Proceeds / Recoveries   $483,272.01
Servicing                           $197,634.10
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service               $15,110,765.27

Beginning Balance               $237,160,920.52            $0.00           $0.00   $79,360,288.32  $149,500,000.00   $8,300,632.20

Interest Due                      $1,238,481.48            $0.00           $0.00      $410,028.16      $784,875.00      $43,578.32
Interest Paid                     $1,238,481.48            $0.00           $0.00      $410,028.16      $784,875.00      $43,578.32
Principal Due                    $13,532,641.09            $0.00           $0.00   $13,058,998.65            $0.00     $473,642.44
Principal Paid                   $13,532,641.09            $0.00           $0.00   $13,058,998.65            $0.00     $473,642.44

Ending Balance                  $223,628,279.43            $0.00           $0.00   $66,301,289.67  $149,500,000.00   $7,826,989.76
Note / Certificate Pool Factor                            0.0000          0.0000           0.5023           1.0000          0.4473
   (Ending Balance / Original Pool Amount)
Total Distributions              $14,771,122.57            $0.00           $0.00   $13,469,026.81      $784,875.00     $517,220.76

Interest Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                    $339,642.70
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $12,840,881.26
(Release) / Draw                 ($1,100,396.59)
Ending Reserve Acct Balance      $11,740,484.67

Exhibit 20.5
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of June 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5               4                3               2                 1
                                   Feb-99          Mar-99           Apr-99          May-99            Jun-99
Beginning Pool Balance        $284,201,336.40  $274,065,370.73  $261,935,149.14  $250,874,438.10  $237,160,920.52

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                 $528,823.84      $429,345.46      $886,606.97      $412,197.74      $619,513.55
    Recoveries                    $454,627.53      $854,132.53      $219,894.06      $467,870.87      $483,272.01

Total Charged Off (Months 5, 4, 3)               $1,844,776.27
Total Recoveries (Months 3, 2, 1)                $1,171,036.94
Net Loss / (Recoveries) for 3 Mos                  $673,739.(a)

Total Balance (Months 5, 4, 3)                 $820,201,856.(b)

Loss Ratio Annualized  [(a/b) * (12)]                 0.98572%

Trigger:  Is Ratio > 1.5%                                   No
                                                                    Apr-99          May-99            Jun-99

B)   Delinquency Trigger:                                         $2,377,891.74    $2,502,298.88     2,228,302.26
     Balance delinquency 60+ days                                      0.90782%         0.99743%         0.93957%
     As % of Beginning Pool Balance                                    1.24289%         1.09001%         0.94827%
     Three Month Average

Trigger:  Is Average > 2.0%                                 No

C)   Noteholders Percent Trigger:                     2.34812%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                 No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer